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ENDURANCE REPORTS SECOND QUARTER NET INCOME OF $149.1 MILLION AND SECOND QUARTER ANNUALIZED RETURN ON AVERAGE COMMON EQUITY OF 26.8%

PEMBROKE, Bermuda – July 28, 2009 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $149.1 million and $2.42 per diluted common share for the second quarter of 2009 versus net income of $103.3 million and $1.54 per diluted common share in the second quarter of 2008.

For the six months ended June 30, 2009, net income was $227.4 million and $3.65 per diluted common share versus net income of $181.1 million and $2.67 per diluted common share for the six months ended June 30, 2008.

Operating highlights for the quarter ended June 30, 2009 were as follows:

•	Gross premiums written of $559.2 million, an increase of 7.9% over the same period in 2008;
•	Net premiums written of $480.0 million, an increase of 2.3% over the same period in 2008;
•	Combined ratio of 89.6%, which included 8.3 percentage points of favorable prior year loss reserve development;
•	Net investment income of $88.8 million, an increase of $28.4 million over the same period in 2008;
•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $130.8 million and $2.11 per diluted common share; and
•	Operating return on average common equity for the quarter of 5.9%, or 23.5% on an annualized basis.

Operating highlights for the six months ended June 30, 2009 were as follows:

•	Gross premiums written of $1,342.5 million, a decrease of 3.2% over the same period in 2008;
•	Net premiums written of $1,062.9 million, a decrease of 4.3% over the same period in 2008;
•	Combined ratio of 90.8%, which included 9.3 percentage points of favorable prior year loss reserve development;
•	Net investment income of $153.4 million, an increase of $46.0 million over the same period in 2008;
•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $219.0 million and $3.51 per diluted common share;
•	Operating return on average common equity for the first half of the year of 9.9%, or 19.7% on an annualized basis; and
•	Book value of $38.07 per diluted common share, up 15.2% from December 31, 2008.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, “Endurance generated outstanding operating results and growth in book value this quarter, with solid contributions from both of our business segments and very strong investment portfolio results.  In the second quarter, we were able to grow our business in several areas due to the strong market position of our insurance and reinsurance operations, the quality of our balance sheet, the continued transition of business to Endurance from larger distressed competitors, and improved pricing in several lines of business.  Although markets remain competitive, our short tailed property and catastrophe lines of business have seen strong rate increases, and we continue to see unique opportunities to grow selectively.”

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended June 30, 2009 were as follows:

•	Gross premiums written of $230.8 million, a decrease of 15.1% from the second quarter of 2008;
•	Net premiums written of $153.8 million, a decrease of 34.4% from the second quarter of 2008;
•	Combined ratio of 94.9%, an improvement of 3.8 percentage points from the second quarter of 2008; and
•
Favorable prior year loss reserve development of 8.9 percentage points during the current period, compared to 10.4 percentage points of favorable prior year loss reserve development in the second quarter of 2008.

Operating highlights for Endurance’s Insurance segment for the six months ended June 30, 2009 were as follows:

•	Gross premiums written of $753.0 million, a decrease of 12.1% from the same period in 2008;
•	Net premiums written of $476.2 million, a decrease of 19.4% from the same period in 2008;
•	Combined ratio of 90.4%, an improvement of 10.4 percentage points from the same period in 2008; and
•
Favorable prior year loss reserve development of 14.0 percentage points during the current period, compared to 7.1 percentage points of favorable prior year loss reserve development in the same period in 2008.

Gross and net premium declines in the Insurance segment were driven by reductions in workers’ compensation and property lines as a result of Endurance’s exit from the California workers’ compensation and U.K. property insurance markets in the first quarter of 2009.  These lines contributed $73.2 million and $159.5 million of net written premiums in the second quarter and first half of 2008.  Net premium declines in the current periods in the Insurance segment were also driven by reductions in the agriculture insurance line due to lower commodity prices and in the casualty insurance line, primarily due to the impact of a new reinsurance treaty for this line that incepted in the fourth quarter of 2008, resulting in reduced retentions.  The decreases in net premiums written in the Insurance segment were partially offset by growth in net premiums written in the professional line of business in the three and six months ended June 30, 2009 compared to the same period in 2008, primarily from a small risk environmental program that incepted in the second half of 2008.

The improvement in the Insurance segment combined ratio in the second quarter of 2009 compared to 2008 resulted from decreases in the acquisition expense ratio and the net loss ratio, partially offset by an increase in the general and administrative expense ratio.  The acquisition expense ratio for the three months ended June 30, 2009 compared to 2008 declined due to a shift in premiums written from the workers’ compensation line to the professional line, which generally has lower associated acquisition costs.  The net loss ratio declined primarily as a result of lower current year loss activity.  Partially offsetting these declines was a slight increase in the general and administrative expense ratio due to strategic employee additions and the reduction in third party commissions and expense reimbursement offsets, primarily in the Insurance segment’s agriculture line.

For the six months ended June 30, 2009, the combined ratio improved compared to 2008 primarily from a decrease in the net loss ratio, which was driven predominantly by higher levels of favorable prior year loss reserve development recorded during the current period.  Favorable loss reserve development emerged in both the second quarter and first six months of 2009 across each of the business lines in the Insurance segment as claims did not develop as originally estimated.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended June 30, 2009 were as follows:

•	Gross premiums written of $328.4 million, an increase of 33.4% over the same period in 2008;
•	Net premiums written of $326.3 million, an increase of 38.8% from the second quarter of 2008;
•	Combined ratio of 84.1%, an increase of 6.5 percentage points from the second quarter of 2008; and
•
Favorable prior year loss reserve development of 7.7 percentage points during the current period, compared to 14.7 percentage points of favorable prior year loss reserve development in the second quarter of 2008.

Operating highlights for Endurance’s Reinsurance segment for the six months ended June 30, 2009 were as follows:

•	Gross premiums written of $589.5 million, an increase of 11.3% over the same period in 2008;
•	Net premiums written of $586.8 million, an increase of 12.9% from the same period in 2008;
•	Combined ratio of 91.2%, an increase of 18.2 percentage points from the same period in 2008; and
•
Favorable prior year loss reserve development of 4.6 percentage points during the current period, compared to 16.5 percentage points of favorable prior year loss reserve development in the same period in 2008.

The increase in gross and net premiums written in the Reinsurance segment resulted primarily from growth in new business written, as well as increased pricing on renewal contracts in Endurance’s property and catastrophe lines.  Growth in the Reinsurance segment’s casualty line was mainly due to a few large professional lines and small risk casualty treaties that were newly written, partially offset by non-renewals of business not meeting our return requirements.

The combined ratios in the Reinsurance segment for the current periods increased generally as a result of higher net loss ratios due to the recognition of less favorable prior year loss reserve development in the current periods versus 2008.  In addition, Endurance recorded a higher level of attritional loss reserves in the current periods to reflect the potential for increased claims from several smaller scale industry catastrophe events occurring in the second quarter and first six months of 2009.

The increases in the net loss ratios for the second quarter and first six months of 2009 were partially offset by decreases in the current periods’ acquisition expense ratios compared to the same periods in 2008.  The current periods’ acquisition expense ratios declined primarily due to lower profit commissions in the property line from increased loss estimates.

Investments

Endurance’s net investment income increased 46.9% or $28.4 million for the quarter ended June 30, 2009 and 42.9% or $46.0 million for the six months ended June 30, 2009 as compared to the same periods in 2008.  During the second quarter and six months ended June 30, 2009, Endurance’s net investment income included mark to market gains of $40.5 million and $51.0 million on its alternative investments and high yield loan funds included in other investments, as compared to losses of $0.5 million and $16.6 million in the second quarter and first six months of 2008.  Investment income generated from Endurance’s fixed maturity investments decreased by $10.1 million and $15.4 million for the three and six months ended June 30, 2009 compared to the same periods in 2008 due to lower reinvestment rates during the current periods and a higher allocation of investments to cash and cash equivalents and short duration securities.  The ending book yield on Endurance’s fixed maturity investments at June 30, 2009 was 3.51%, down from 4.45% at December 31, 2008 as a result of modest trading activity and lower reinvestment rates during the current periods.

Endurance’s fixed maturity portfolio, which comprises approximately 91% of Endurance’s investments as of June 30, 2009, maintained an average credit quality of AAA as of June 30, 2009.   Endurance recorded net realized losses on investment sales of $1.5 million during the second quarter and $1.7 million of net realized gains on investment sales for the first six months of 2009 compared to net realized investment gains of $0.2 million and $3.0 million during the same periods in 2008.

During the second quarter of 2009, Endurance adopted new accounting guidance regarding the recognition and reporting requirements for other-than-temporary impairments (“OTTI”) on its debt securities.  The adoption of the new OTTI accounting guidance had the following effects on Endurance’s financial statements for the period prior to the second quarter of 2009:

•
Of the $93.4 million of OTTI recorded by Endurance prior to the second quarter of 2009 for securities owned at April 1, 2009, $60.1 million was determined to relate to specific credit events and $33.3 million was determined to relate to all other factors;

•
The $60.1 million of OTTI determined to relate to specific credit events had previously been written down by Endurance and had no effect on Endurance’s income statement or balance sheet in the current quarter; and

•
The $33.3 million of OTTI determined to relate to all other factors had no effect on Endurance’s income statement, but caused an increase in retained earnings and an offsetting increase in accumulated other comprehensive loss, with no effect on total shareholders’ equity.

The adoption of the new OTTI accounting guidance had the following effects on Endurance’s financial statements for the second quarter of 2009:

•
Of the $37.8 million of OTTI recorded by Endurance in the second quarter of 2009, $6.6 million was determined to relate to specific credit events and $31.2 million was determined to relate to all other factors;

•	The $6.6 million of OTTI determined to relate to specific credit events was recorded in Endurance’s income statement as a reduction in its second quarter earnings; and
•	The $31.2 million of OTTI determined to relate to all other factors was recorded in Endurance’s balance sheet within accumulated other comprehensive loss.

The OTTI recognized by Endurance in the second quarter of 2009 primarily resulted from reductions in expected recovery values on structured securities (mortgage and asset-backed) during the period, along with certain credit related downgrades in corporate securities.

Endurance ended the second quarter of 2009 with cash and invested assets of $5.7 billion, which represents a 7.0% increase from December 31, 2008.  Net operating cash flow was $225.8 million for the six months ended June 30, 2009 versus $269.8 million for the same period in 2008.

Capitalization and Shareholders’ Equity

At June 30, 2009, Endurance’s shareholders’ equity was $2.5 billion or $38.07 per diluted common share versus $2.2 billion or $33.06 per diluted common share at December 31, 2008.  During the three months ended June 30, 2009, Endurance repurchased 602,448 of its common shares and share equivalents in private and open market transactions for an aggregate repurchase price of $16.7 million.  Year-to-date, Endurance has repurchased 1.0 million shares and share equivalents in private and open market transactions for an aggregate repurchase price of $25.8 million.

Earnings Call

Endurance will host a conference call on July 29, 2009 at 8:30 a.m. Eastern time to discuss its financial results.  The conference call can be accessed via telephone by dialing (877) 672-9216 or (706) 634-9637 (international) and entering pass code: 68800514.  Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call.  A telephone replay of the conference call will be available through August 12, 2009 by dialing (800) 642-1687 or (706) 645-9291 (international) and entering the pass code: 68800514.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm.  Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the second quarter of 2009 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per dilutive common share, operating income allocated to common shareholders and combined ratio excluding prior year net loss reserve development are non-GAAP measures.  Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, workers' compensation, professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries.  Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements, which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, developments in the world’s financial and capital markets that could adversely affect the performance of Endurance’s investment portfolio or access to capital, changes in the composition of Endurance’s investment portfolio, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2008 as amended on May 8, 2009.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

 (in thousands of United States dollars, except share and per share amounts)

	June 30, 2009	December 31, 2008
Assets
Cash and cash equivalents	$1,234,900	$1,061,994
Fixed maturity investments, available for sale, at fair value	4,059,327	3,875,137
Short term investments, available for sale, at fair value	106,032	111,333
Preferred equity securities, available for sale, at fair value	14,842	25,360
Other investments	318,729	284,263
Premiums receivable, net	1,052,662	609,387
Deferred acquisition costs	171,914	160,870
Securities lending collateral	174,846	112,940
Prepaid reinsurance premiums	223,267	149,591
Losses recoverable	361,605	557,834
Accrued investment income	26,668	30,872
Goodwill and intangible assets	195,873	200,791
Deferred tax assets	24,508	20,691
Receivable on pending investment sales	41,230	3,104
Other assets	72,942	68,303
Total Assets	$8,079,345	$7,272,470

Liabilities
Reserve for losses and loss expenses	$3,264,442	$3,235,456
Reserve for unearned premiums	1,212,474	885,488
Net deposit liabilities	51,787	58,622
Securities lending payable	175,431	115,603
Reinsurance balances payable	271,248	233,561
Debt	447,534	447,468
Payable on pending investment purchases	95,689	9
Other liabilities	85,143	88,980
Total Liabilities	5,603,748	5,065,187

Shareholders’ Equity
Preferred shares
Series A, non-cumulative – 8,000,000 issued and outstanding (2008 – 8,000,000)	8,000	8,000
Common shares
57,090,980 issued and outstanding (2008 – 57,203,454)	57,091	57,203
Additional paid-in capital	1,008,374	1,029,363
Accumulated other comprehensive loss	(67,495)	(132,665)
Retained earnings	1,469,627	1,245,382
Total Shareholders' Equity	2,475,597	2,207,283

Total Liabilities and Shareholders' Equity	$8,079,345	$7,272,470

Book Value per Common Share
Dilutive common shares outstanding	59,779,890	60,718,312
Diluted book value per common share[a]	$38.07	$33.06

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2008, which was derived from Endurance’s audited financial statements.

[a] Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Revenues
Gross premiums written	$559,155	$518,063	1,342,461	$1,386,654

Net premiums written	480,027	469,385	1,062,942	1,110,172
Change in unearned premiums	(45,807)	(16,300)	(250,447)	(285,044)

Net premiums earned	434,220	453,085	812,495	825,128
Other underwriting income	596	1,933	4,193	1,193
Net investment income	88,834	60,482	153,384	107,360
Net realized (losses) gains on investment sales	(1,500)	224	1,741	3,047

Total other-than-temporary impairment losses	(37,809)	(4,237)	(49,935)	(18,544)
Portion of loss recognized in accumulated other comprehensive loss	31,165	-	31,165	-
Net impairment losses recognized in earnings(1)	(6,644)	(4,237)	(18,770)	(18,544)

Total revenues	515,506	511,487	953,043	918,184

Expenses
Losses and loss expenses	270,816	275,325	490,952	464,827
Acquisition expenses	63,850	75,636	132,124	150,010
General and administrative expenses	54,529	52,493	114,786	102,537
Amortization of intangibles	2,588	2,637	5,176	5,325
Net foreign exchange gains	(27,723)	(5,621)	(27,785)	(2,514)
Interest expense	7,538	7,534	15,093	15,068
Total expenses	371,598	408,004	730,346	735,253

Income before income taxes	143,908	103,483	222,697	182,931
Income tax benefit (expense)	5,232	(145)	4,740	(1,782)
Net income	149,140	103,338	227,437	181,149
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)
Net income available to common and participating common shareholders	$145,265	$99,463	$219,687	$173,399

Per share data
Basic earnings per common share(2)	$2.53	$1.66	$3.83	$2.90
Diluted earnings per common share(2)	$2.42	$1.54	$3.65	$2.67

(1)  Effective April 1, 2009, the Company adopted FSP FAS No. 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments," which required the Company to identify whether an investment was in an unrealized loss position due to credit or noncredit related factors.  Only credit related impairments are recognized in earnings.

(2)  Effective January 1, 2009, the Company adopted Emerging Issues Task Force Issue No. 03-6-1, “Participating Securities and the Two-Class Method” (“EITF 03-6-1”), which requires basic and diluted earnings per share to be calculated under the two-class method if there are participating securities.  Participating securities include unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents.  The Company’s unvested restricted shares issued under its stock compensation plans receive nonforfeitable cash dividends and thus are participating securities as defined by EITF 03-6-1.  Amounts for the periods ended June 30, 2008 have been restated to reflect this change.  For more information on EITF 03-6-1 and its effect on the Company’s financial statements, please refer to our most recently filed Quarterly Report on Form 10-Q.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	For the quarter ended June 30, 2009
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals

Revenues
Gross premiums written	$230,792	$328,593	$559,385	$(230)	$559,155
Ceded premiums written	(77,030)	(2,098)	(79,128)	-	(79,128)
Net premiums written	153,762	326,495	480,257	(230)	480,027
Net premiums earned	223,588	211,453	435,041	(821)	434,220
Other underwriting income	103	-	103	493	596
Total underwriting revenues	223,691	211,453	435,144	(328)	434,816

Expenses
Net losses and loss expenses	166,046	105,844	271,890	(1,074)	270,816
Acquisition expenses	20,855	42,628	63,483	367	63,850
General and administrative expenses	25,179	29,350	54,529	-	54,529
	212,080	177,822	389,902	(707)	389,195
Underwriting income	$11,611	$33,631	$45,242	$379	$45,621

Net loss ratio	74.3%	50.0%	62.5%		62.4%
Acquisition expense ratio	9.3%	20.2%	14.6%		14.7%
General and administrative expense ratio	11.3%	13.9%	12.5%		12.5%
Combined ratio	94.9%	84.1%	89.6%		89.6%

(1)      Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	For the quarter ended June 30, 2008
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting (1)	Reported Totals

Revenues
Gross premiums written	$271,973	$246,386	$518,359	$(296)	$518,063
Ceded premiums written	(37,583)	(11,095)	(48,678)	-	(48,678)
Net premiums written	234,390	235,291	469,681	(296)	469,385
Net premiums earned	245,383	210,001	455,384	(2,299)	453,085
Other underwriting income	-	-	-	1,933	1,933
Total underwriting revenues	245,383	210,001	455,384	(366)	455,018

Expenses
Net losses and loss expenses	188,171	86,737	274,908	417	275,325
Acquisition expenses	29,000	47,499	76,499	(863)	75,636
General and administrative expenses	25,071	27,422	52,493	-	52,493
	242,242	161,658	403,900	(446)	403,454
Underwriting income	$3,141	$48,343	$51,484	$80	$51,564

Net loss ratio	76.7%	41.3%	60.4%		60.7%
Acquisition expense ratio	11.8%	22.6%	16.8%		16.7%
General and administrative expense ratio	10.2%	13.1%	11.5%		11.6%
Combined ratio	98.7%	77.0%	88.7%		89.0%

(1)      Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	For the six months ended June 30, 2009
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals

Revenues
Gross premiums written	$753,006	$591,971	$1,344,977	$(2,516)	$1,342,461
Ceded premiums written	(276,814)	(2,705)	(279,519)	-	(279,519)
Net premiums written	476,192	589,266	1,065,458	(2,516)	1,062,942
Net premiums earned	404,262	409,928	814,190	(1,695)	812,495
Other underwriting income	3,062	-	3,062	1,131	4,193
Total underwriting revenues	407,324	409,928	817,252	(564)	816,688

Expenses
Net losses and loss expenses	264,850	227,266	492,116	(1,164)	490,952
Acquisition expenses	45,696	85,568	131,264	860	132,124
General and administrative expenses	54,938	59,848	114,786	-	114,786
	365,484	372,682	738,166	(304)	737,862
Underwriting income (loss)	$41,840	$37,246	$79,086	$(260)	$78,826

Net loss ratio	65.5%	55.4%	60.5%		60.4%
Acquisition expense ratio	11.3%	20.9%	16.1%		16.3%
General and administrative expense ratio	13.6%	14.6%	14.1%		14.1%
Combined ratio	90.4%	90.9%	90.7%		90.8%

(1)      Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	For the six months ended June 30, 2008
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals

Revenues
Gross premiums written	$857,107	$531,864	$1,388,971	$(2,317)	$1,386,654
Ceded premiums written	(266,576)	(9,906)	(276,482)	-	(276,482)
Net premiums written	590,531	521,958	1,112,489	(2,317)	1,110,172
Net premiums earned	413,364	415,737	829,101	(3,973)	825,128
Other underwriting income	-	-	-	1,193	1,193
Total underwriting revenues	413,364	415,737	829,101	(2,780)	826,321

Expenses
Net losses and loss expenses	319,122	147,937	467,059	(2,232)	464,827
Acquisition expenses	52,117	98,655	150,772	(762)	150,010
General and administrative expenses	45,632	56,905	102,537	-	102,537
	416,871	303,497	720,368	(2,994)	717,374
Underwriting (loss) income	$(3,507)	$112,240	$108,733	$214	$108,947

Net loss ratio	77.2%	35.6%	56.3%		56.3%
Acquisition expense ratio	12.6%	23.7%	18.2%		18.2%
General and administrative expense ratio	11.0%	13.7%	12.4%		12.4%
Combined ratio	100.8%	73.0%	86.9%		86.9%

(1)        Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	74.3%	76.7%	49.8%	42.0%	62.4%	60.7%
Acquisition expense ratio	9.3%	11.8%	20.4%	22.4%	14.7%	16.7%
General and administrative expense ratio	11.3%	10.2%	13.9%	13.2%	12.5%	11.6%
Combined ratio	94.9%	98.7%	84.1%	77.6%	89.6%	89.0%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	8.9%	10.4%	7.7%	14.7%	8.3%	12.4%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	83.2%	87.1%	57.5%	56.7%	70.7%	73.1%
Acquisition expense ratio	9.3%	11.8%	20.4%	22.4%	14.7%	16.7%
General and administrative expense ratio	11.3%	10.2%	13.9%	13.2%	12.5%	11.6%
Combined ratio	103.8%	109.1%	91.8%	92.3%	97.9%	101.4%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios.  Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.  The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance.  The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	65.5%	77.2%	55.4%	35.4%	60.4%	56.3%
Acquisition expense ratio	11.3%	12.6%	21.2%	23.8%	16.3%	18.2%
General and administrative expense ratio	13.6%	11.0%	14.6%	13.8%	14.1%	12.4%
Combined ratio	90.4%	100.8%	91.2%	73.0%	90.8%	86.9%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	14.0%	7.1%	4.6%	16.5%	9.3%	11.8%

Net of Prior Year Net Loss Reserve Development

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	79.5%	84.3%	60.0%	51.9%	69.7%	68.1%
Acquisition expense ratio	11.3%	12.6%	21.2%	23.8%	16.3%	18.2%
General and administrative expense ratio	13.6%	11.0%	14.6%	13.8%	14.1%	12.4%
Combined ratio	104.4%	107.9%	95.8%	89.5%	100.1%	98.7%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios.  Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.  The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance.  The combined ratio, excluding prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the quarters and six months ended June 30, 2009 and 2008:

	Quarter Ended June 30, 2009		Quarter Ended June 30, 2008
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written

Insurance
Property	$40,084	$22,125	$52,360	$36,641
Casualty	50,605	28,291	38,737	34,953
Healthcare liability	23,202	22,871	25,485	25,169
Workers’ compensation	(1,413)	(2,608)	69,888	63,482
Agriculture	56,235	28,713	50,921	44,193
Professional lines	62,079	54,370	34,582	29,952
Subtotal Insurance	$230,792	$153,762	$271,973	$234,390

Reinsurance
Casualty	$83,813	$83,805	$36,258	$36,287
Property	55,245	55,245	34,604	34,604
Catastrophe	148,380	148,380	130,217	122,231
Agriculture	2,917	2,917	5,822	5,187
Aerospace and Marine	23,568	21,540	24,250	21,916
Surety and other specialty	14,440	14,378	14,939	14,770
Subtotal Reinsurance	$328,363	326,265	$246,090	$234,995

Total	$559,155	$480,027	$518,063	$469,385

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

	Six Months Ended June 30, 2009		Six Months Ended June 30, 2008
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written

Insurance
Property	$67,835	$39,612	$83,542	$51,644
Casualty	81,229	46,171	63,861	50,066
Healthcare liability	42,915	40,080	41,978	41,661
Workers’ compensation	29,166	14,321	153,367	139,387
Agriculture	434,645	252,016	464,340	266,593
Professional lines	97,216	83,992	50,019	41,180
Subtotal Insurance	$753,006	$476,192	$857,107	$590,531

Reinsurance
Casualty	$159,205	$158,974	$105,223	$106,453
Property	90,032	90,032	69,222	69,195
Catastrophe	257,829	257,829	235,451	227,386
Agriculture	7,776	7,776	16,734	16,099
Aerospace and Marine	35,795	33,670	60,785	58,542
Surety and other Specialty	38,818	38,469	42,132	41,966
Subtotal Reinsurance	589,455	586,750	$529,547	$519,641

Total	$1,342,461	$1,062,942	$1,386,654	$1,110,172

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share and per share amounts)

The following is a reconciliation of Endurance's net income, net income per diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per diluted common share, operating income allocated to common shareholders under the two-class method and operating return on average common equity (all non-GAAP measures) for the quarters and six months ended June 30, 2009 and 2008:

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income	$149,140	$103,338	227,437	$181,149
Add (Less) after-tax items:
Net foreign exchange gains	(26,804)	(4,071)	(26,853)	(4,081)
Net realized (losses) gains on investments sales	1,800	(826)	(378)	(3,407)
Net impairment losses recognized in earnings	6,644	4,237	18,770	18,544
Operating income before preferred dividends	130,780	102,678	218,976	192,205
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)
Operating income available to common and participating common shareholders	$126,905	$98,803	$211,226	$184,455

Operating income allocated to common shareholders under the two-class method	$124,516	$96,732	$207,278	$180,902

Weighted average dilutive common shares	58,895,178	63,155,699	58,984,177	63,690,828

Operating income per diluted common share	$2.11	$1.53	$3.51	$2.84

Average common equity [a]	$2,164,569	$2,336,035	$2,141,440	$2,323,077

Operating return on average common equity	5.9%	4.2%	9.9%	7.9%
Annualized operating return on average common equity	23.5%	16.9%	19.7%	15.9%

Net income	$149,140	$103,338	$227,437	$181,149
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)
Net income available to common and participating common shareholders	$145,265	$99,463	$219,687	$173,399

Net income allocated to common shareholders under the two-class method	$142,532	$97,378	$215,581	$170,056

Net income per diluted common share	$2.42	$1.54	$3.65	$2.67

Return on average common equity, Net income	6.7%	4.3%	10.3%	7.5%
Annualized return on average common equity, Net income	26.8%	17.0%	20.5%	14.9%

[a] Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations.  Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP.  Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities.  Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations.  In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance.  Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
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